EXHIBIT 10.3
                                                               ------------

                          ESCROW AGREEMENT


This ESCROW AGREEMENT ("Agreement") is entered into as of the 31st day of May, 2006, by and among TOUCHSTONE APPLIED
SCIENCE ASSOCIATES, INC., a Delaware corporation, (the
"Company"), with its principal place of business located at 4 Hardscrabble Heights, Brewster, NY 10509, and JOHN W.
ADAMS, DAVID P. IHLE, THEODORE NAEGELI, TERRY APPLEMAN,
MARK BUDDE, MAJEANA HALLSTROM, GREG LINDSTROM, and SUSAN
TRENT (each a "Selling Shareholder" and collectively, the "Selling Shareholders"), and RIDER, WEINER & FRANKEL, P.C., a New York professional services corporation, with its principal place of business at 655 Little Britain Road, New
Windsor, New York 12553 (the "Escrow Agent"). For purposes of this Agreement, the Company, each of the Selling Shareholders and Escrow Agent is referred to, severally, as a "Party" and, collectively, as the "Parties." Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in that certain Stock Purchase Agreement dated as of the date hereof, by and among the Company, Selling Shareholders and Questar Educational Systems, Inc., a Minnesota corporation
("QES") (the "Stock Purchase Agreement").

      This Agreement is based on the following facts and conditions:

      A.	The Company has a contingent obligation to pay
Selling Shareholders the stock portion of the Earnout
Payment based upon the computation of Cumulative Earnout
Revenue on or before January 31, 2010, under the terms and conditions of Section 2.2.2 of the Stock Purchase
Agreement;

      B.	The Company has, in connection with the Closing,
registered in the name of the Escrow Agent One Million One
Hundred Eleven Thousand One Hundred Eleven (1,111,111)
Shares of TASA Preferred Stock, representing the Stock
Portion of the Earnout Payment (the "Escrowed Preferred
Stock") which represents the number of shares necessary to fully pay the stock portion of the Earnout Amount (other than any Earnout Amount that may be payable pursuant to
Section 2.2.2.4 of the Stock Purchase Agreement) if it is earned;

      C.	Each Selling Shareholder is the contingent
beneficial owner of a portion of the Escrowed Preferred
Stock, in such number of shares as is listed opposite his or her name on Exhibit A to this Agreement;

      D.	As a condition to Closing on the transaction
described in the Stock Purchase Agreement, the Selling Shareholders and the Company have agreed to deposit the Escrowed Preferred Stock with the Escrow Agent to be held in escrow in accordance with the terms and conditions of this Agreement;

      E.	The Escrow Agent has agreed to hold the Escrowed
Preferred Stock, in escrow, in accordance with such same terms and conditions; and

      F.	The Parties have agreed to be bound by the terms
of this Agreement.

	NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the Parties agree as follows:

      1.	DEPOSIT OF PREFERRED STOCK.  Shares representing
the Escrowed Preferred Stock have been registered in the name of Rider, Weiner & Frankel, P.C., as Escrow Agent,
(collectively, the "Escrow Documents") and have been deposited into an escrow account ("Escrow") with the Escrow
Agent, and the Escrow Agent acknowledges receipt of the Escrow Documents as of the date of this Agreement.

      2.	EXERCISE OR CONVERSION OF PREFERRED STOCK INTO
COMMON STOCK.

      (a)	If the Escrowed Preferred Stock has exercise
rights or conversion rights allowing it to be converted into TASA Common Stock of the Company, the Escrow Agent will, upon receipt of a written notice of conversion jointly executed by a Selling Shareholder exercising his or her conversion right and the Company, provide the certificates and documents that evidence and/or which are necessary to execute the exercise rights or conversion rights. The converted Common Stock (the "Escrowed Common Stock" and, together with the Escrowed Preferred Stock, the "Escrowed Stock") will remain in Escrow subject to the terms of this Agreement.

      (b)	If the Escrowed Preferred Stock becomes subject
to mandatory conversion prior to distribution to Selling Shareholders pursuant to this Agreement (a "Conversion"), the TASA Common Stock into which the Escrowed Preferred
Stock is converted shall be substituted for the Escrowed Preferred Stock held under or distributed pursuant to the Escrow Agreement. The Escrow Agent will provide the documents and instruments that evidence or are necessary to convert such stock. Any and all certificates representing stock dividends and shares resulting from a Conversion that are granted to or received by Selling Shareholders while their Escrowed Preferred Stock is held in Escrow shall be deposited with and held by the Escrow Agent subject to the terms of this Agreement.

      3.	DIVIDENDS.  Selling Shareholders shall be
entitled to any dividends that are declared with respect to the Escrowed Stock after the date on which Selling
Shareholders are determined to be entitled to receive an Earnout Payment (the "Vesting Date"). Selling Shareholders shall not be entitled to any dividends declared prior to the Vesting Date. Any dividends declared after the Vesting
Date shall be promptly deposited with and held by the Escrow Agent subject to the terms of this Agreement, in the event that the Escrowed Stock is held in escrow. If such dividends are in the form of cash, the Escrow Agent will deposit any such dividends in an interest-bearing account bearing the taxpayer identification number(s) provided by the Selling Shareholders (the "Escrowed Cash"). Such cash dividends and any interest earned on the cash dividends will be disbursed by the Escrow Agent in accordance with paragraph 5 hereof in proportion to the number of shares released from the Escrow as provided in Exhibit A hereto.

      4.	TERM.  This Agreement and the Escrow begin on the
date this Agreement was entered into as indicated above.
The Escrow Agent will hold the Escrowed Stock until the release conditions of paragraph 5 below are satisfied.

      5.	RELEASE OF ESCROWED STOCK.  Subject to the
documentation requirements in paragraph 6, the Escrow Agent will release to the Selling Shareholders the vested portion of the Escrowed Stock and Escrowed Cash, if any, when it receives a Release Instruction on or after January 1, 2010.
Escrow Agent shall take all necessary steps and cooperate with the Company to effectuate the transfer and retitling in the names of the Selling Shareholders such Escrowed
Stock and Escrowed Cash.

      6.	DOCUMENTATION REGARDING THE RELEASE OF TASA
PREFERRED STOCK.

      (a)	Following the computation of Cumulative Earnout
Revenue and the Earnout Payment, a written instruction directing the release of the Escrowed Stock (the "Release
Instruction"), in the form of Exhibit B and executed by each of the Selling Shareholders and the Company, shall be forwarded to the Escrow Agent, accompanied by a written certificate of the Company's then-current auditors as to the computation of Cumulative Earned Revenue and the Earnout Payment.

      (b)	Within three (3) business days of its receipt of
the Release Instruction described in subparagraph 6(a), the Escrow Agent will release some or all of the Escrowed Stock from Escrow as described in the Release Instruction, at which time this Agreement will terminate.

      (c)	Any of the Escrowed Stock or Escrowed Cash that
is not released pursuant to the Release Instruction is forfeited by the Selling Shareholders and shall be returned by the Escrow Agent to the Company within three (3) business days of the Escrow Agent's receipt of the Release
Instruction.

      (d)	The Escrow Agent will maintain all records
relating to the Agreement for a period of three (3) years following the termination of the Agreement. The Escrow
Agent will forward copies of all records retained by it to any Party promptly upon written request.

      7.	RESTRICTIONS ON THE TRANSFER, SALE OR DISPOSAL OF
ESCROWED STOCK. While this Agreement is in effect, no Escrowed Stock, any interest therein or any right or title thereto, may be sold, transferred, hypothecated, pledged or otherwise disposed of ("transfer" or "transferred"), and the Escrow Agent will not recognize any transfer that violates the terms of this Agreement; provided, however, that transfers by operation of law occasioned by the death or incapacity of a Selling Shareholder shall be recorded upon presentation to the Company by the personal representative or guardian of a deceased or incapacitated
Selling Shareholder of appropriate documents regarding the necessity for transfer and of which transfer the Company has notified the Escrow Agent and the representative of such Selling Shareholder (the "Representative").

      During the Escrow Period all Selling Shareholders and owners of the Escrowed Stock, certificates for which have been deposited to the Escrow Account, shall remain subject to the restrictions imposed hereby, including those persons, if any, who become holders, by any means provided herein, of the Escrowed Stock during the Escrow Period.

      8.	VOTING RIGHTS.  On and after the Vesting Date,
the Selling Shareholders will have the same voting rights as holders of non-escrowed TASA Stock. Prior to the Vesting Date, the Escrowed Preferred Stock shall not be entitled to any voting rights. In the event that the Escrow Agent is in possession of TASA Common Stock prior to the Vesting Date as a result of a mandatory conversion described in paragraph 3(a) hereof, the Escrow Agent shall vote such shares as directed by the Company.

9.	ESCROW AGENT PROVISIONS.

      (a)	Escrow Agent acts hereunder as depositary only
and is not a party to or bound by any agreement or undertaking which may be evidenced by or arise out of any Escrow Documents deposited with it hereunder, is not responsible or liable in any manner for the sufficiency, correctness, genuineness, or validity of any of the Escrow Documents and undertakes no responsibility or liability for the form of execution of the Escrow Documents or the identity, authority, title or rights of any person executing or depositing any of the Escrow Documents.

      (b)	The Parties hereto acknowledge that Escrow Agent
is acting solely as a stakeholder at their request and for their convenience, and that Escrow Agent shall not be liable to the Parties hereto for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement, or involving its gross negligence.

      (c)	Escrow Agent shall not be liable for any error of
judgment or for any act done or omitted by it in good faith nor for any negligence other than its gross negligence, or for anything which it may in good faith do or refrain from doing in connection herewith. Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than the Escrow Agent's obligations hereunder, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to accept and hold the Escrow Documents. No liability will be incurred by Escrow Agent if, in the event of any dispute or question as to the release of the Escrow Documents, it acts in accordance with the opinion of its legal counsel.
Escrow Agent shall have the right to rely upon the genuineness of all certificates and documents delivered to it pursuant hereto, and all the signatures thereto or to any other writing received by Escrow Agent purporting to be signed by the Parties and upon the truth of the contents thereof. Before making delivery in accordance with the provisions hereof or otherwise of any Escrow Documents, Escrow Agent shall have the right but not the obligation to require delivery to it of an executed and acknowledged receipt for the subject matter of the delivery to be made by it.

      (d)	In the event of any disagreement or the
presentation of adverse claims or demands in connection with the Escrow Documents, Escrow Agent shall at its option be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any Escrow Documents affected hereby until such conflict is resolved to its satisfaction and in so doing Escrow Agent shall not become liable to the Parties, or to any other person, due to its failure to comply with any such adverse claim or demand. Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act:

          (i)       Until all the rights of the adverse
    claimants have been finally adjudicated by a court having jurisdiction of the Parties and the Escrow
    Documents affected hereby, after which time Escrow
    Agent shall be entitled to act in conformity with such adjudication; or

          (ii) Until all differences have been adjusted by agreement and Escrow Agent shall have been notified thereof and shall have been directed in a writing signed jointly or in counterpart by the Parties and by all persons making adverse claims or demands, at which time Escrow Agent shall be protected in acting in compliance therewith; or

In the event Escrow Agent files a suit in interpleader, it shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon it by this Agreement.

      (e)	The Parties jointly and severally agree to pay
all costs, damages, judgments and expenses, including reasonable attorneys' fees and disbursements to Escrow
Agent and its counsel, suffered or incurred by Escrow Agent in connection with or arising out of this Agreement, including, but without limiting the generality of the foregoing, a suit in interpleader brought by Escrow Agent and the costs and expenses of defending against any claim or liability arising out of or related to this Agreement. Escrow Agent shall have a first lien on all Escrow
Documents held by it herewith for its compensation and for any costs, liability, expenses or fees it may incur.

      (f)	Escrow Agent has acknowledged acceptance of these
provisions by signing in the place indicated on the signature page of this Agreement.

      10.	ESCROW AGENT'S INDEMNIFICATION.  The Company and
the Selling Shareholders agree to hold the Escrow Agent harmless from, and shall indemnify the Escrow Agent jointly and severally for, any cost or liability regarding any administrative proceeding, investigation, litigation, interpretation, implementation or interpleading relating to this Agreement, including the release of Escrowed Stock and the disbursement of dividends, interest or proceeds, unless the cost or liability arises from the Escrow Agent's act or omission solely as described in paragraph 9(b).

      11.	ESCROW AGENT REPRESENTATION.  The Selling
Shareholders acknowledge that Escrow Agent has acted as counsel for the Company in connection with the transactions contemplated by the Stock Purchase Agreement and that, in the event of a dispute between the Parties, Escrow Agent shall not be prevented from representing the Company in such dispute by reason of having acted as escrow agent hereunder, provided that Escrow Agent shall at such time deposit the Escrow Documents with a court of competent jurisdiction or as otherwise directed by the Parties.

     12.	SCOPE.  This Agreement will be binding upon the
Selling Shareholders, their heirs and assigns, and upon the Company, Escrow Agent, and their successors and assigns.

      13.	SUBSTITUTE ESCROW AGENT.  The Escrow Agent may,
upon not less than sixty (60) days prior written notice to the Company and the Selling Shareholders, resign as the Escrow Agent. The Company and the Selling Shareholders will, before the effective date of the Escrow Agent's resignation, enter into a new identical Escrow Agreement with a substitute Escrow Agent. If the Company and the Selling Shareholders fail to enter into a new Escrow
Agreement and appoint a successor Escrow Agent within sixty
(60) days after the Escrow Agent has given notice of its resignation, the Escrow Agent then serving under this Agreement will retain the Escrowed Stock in escrow for a reasonable time until either (i) a new, identical Escrow Agreement has been executed and a successor Escrow Agent has been appointed, or (ii) the proper disposition of those shares has been determined.

      14.	TERMINATION.  Except for the provisions of
paragraph 6(c) (which shall survive for three (3) years following termination hereof) and paragraphs 9, 10 and 16
(which shall survive indefinitely), this Agreement will terminate in its entirety when all of the Escrowed Stock has been released, or the Company's capital stock, including the Escrowed Stock, and/or assets has been distributed as provided by paragraph 5.

      15.	NOTICES.  All notices, instructions, requests or
other communications required to be given or which may be given hereunder shall be in writing and shall be deemed to have been duly given when sent by hand delivery, by facsimile (when confirmed by return facsimile) followed by first-class mail, by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier service with written receipt of delivery, to the addresses set forth below.

      If to Selling Shareholders:

                                  John W. Adams
                                  21049 France Blvd
                                  Lakeville, MN  55044

                                  David P. Ihle
                                  512 Frances Ave.
                                  Hudson, WI  54016

                                  Theodore Naegeli
                                  2905 West Service Road
                                  Eagan, MN  55121

                                  Terry Appleman
                                  6042 Clarion Circle
                                  Minnetonka, MN  55343

                                  Mark Budde
                                  11274 72nd Ave N
                                  Maple Grove, MN  55369

                                  MaJeana Hallstrom
                                  8329 151st Street W
                                  Savage, MN  55378

                                  Gregory Lindstrom
                                  3281 Willie Drive
                                  Burnsville, MN  55337

                                  Susan Trent
                                  4801 Elliot Ave S.
                                  Minneapolis, MN  55417

      With a copy to:

                                  Robins, Kaplan, Miller & Ciresi L.L.P.
                                  2800 LaSalle Plaza
                                  800 LaSalle Avenue
                                  Minneapolis, MN  55402
                                  Attn:  Eric O. Madson, Esq.

      If to Company:
                                  Touchstone Applied Science Associates, Inc.
                                  P.O. Box 382
                                  4 Hardscrabble Heights
                                  Brewster, New York  10509
                                  Attn:  Andrew L. Simon, President

      With a copy to:
                                  Rider, Weiner & Frankel, P.C.
                                  655 Little Britain Road
                                  New Windsor, New York  12553
                                  Attention:  Maureen Crush, Esq.

      If to Escrow Agent:
                                  Rider, Weiner & Frankel, P.C.
                                  655 Little Britain Road
                                  New Windsor, New York  12553
                                  Attention:  Maureen Crush, Esq.
16.	GENERAL.

      (a)	This Agreement sets forth the entire agreement
and understanding of the Parties in respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

      (b)	All of the terms and conditions of this Agreement
shall be binding upon, and inure to the benefit of and be enforceable by, the Parties hereto.

      (c)	This Agreement may be amended, superseded or
canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each Party hereto or, in the case of a waiver, by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any Party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No Party may assign any rights, duties or obligations hereunder unless all other Parties have given their prior written consent.

      (d)	If any provision included in this Agreement shall
be determined by a court of competent jurisdiction to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

      (e)	This Agreement shall be construed in accordance
with and governed by the laws of the State of New York and shall be binding on Escrow Agent and the Parties and their respective successors and assigns; provided, however, that any assignment or transfer by either of the Parties of their respective rights and/or obligations under this Agreement shall be void as against Escrow Agent unless (a) a written notice thereof shall be given to Escrow Agent,
(b) the assignee or transferee shall agree in writing to be bound by the provisions of this Agreement and (c) Escrow
Agent and the Parties shall have consented, in writing, to such assignment or transfer.

      (f)	The Parties have entered into this Agreement,
which may be written in multiple counterparts and each of which will be considered an original, and have signed this Agreement in the capacities and on the dates indicated below.

                [Balance of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned parties by their duly authorized agents have executed and delivered this Escrow
Agreement as of the date first above written.

      					SELLING SHAREHOLDERS:


                                        /s/ JOHN W. ADAMS
                                        --------------------------
                                            John W. Adams


                                       /s/  DAVID P. IHLE
                                       ---------------------------
                                            David P. Ihle


                                       /s/  THEODORE NAEGELI
                                       ---------------------------
                                            Theodore Naegeli


                                       /s/  TERRY APPLEMAN
                                       ---------------------------
                                            Terry Appleman


                                       /s/  MARK BUDDE
                                       ---------------------------
                                            Mark Budde


                                       /s/  MAJEANA HALLSTROM
                                       ---------------------------
                                            MaJeana Hallstrom


                                       /s/  GREG LINDSTROM
                                       ---------------------------
                                            Greg Lindstrom


                                       /s/  SUSAN TRENT
                                       ----------------------------
                                            Susan Trent

                                        TOUCHSTONE APPLIED SCIENCE
                                        ASSOCIATES, INC.

                                        By: /s/  ANDREW L. SIMON
                                            -----------------------
                                            Name:   Andrew L. Simon
                                            Title:  President


ESCROW AGENT:
RIDER, WEINER & FRANKEL, P.C.

By: /s/ MAUREEN CRUSH
    -------------------------------

Name: Maureen Crush

Title: Vice President